Exhibit 99.2

FORM OF VOTING AGREEMENT

This Voting Agreement (“Agreement”) is made and entered into as of December 10, 2007, by and among JDS Uniphase Corporation, a Delaware corporation (“Parent”), Light Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and the undersigned stockholder (the “Stockholder”) of American Bank Note Holographics, Inc., a Delaware corporation (the “Company”).  Certain capitalized terms used in this Agreement are defined in Section 7 hereof and certain other capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Stockholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain common stock of the Company;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) which provides, upon the terms and subject to the conditions set forth therein, for the merger of Purchaser with and into the Company (the “Merger”); and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, the Stockholder has agreed to execute and deliver this Agreement.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

1.  Agreement to Vote Shares.  Prior to the Termination Date, at every meeting of the stockholders of the Company (or of the holders of any class of stock of the Company’s capital stock) called with respect to any of the following, and at every adjournment or postponement thereof, with respect to any of the following, the Stockholder shall vote with respect to the Subject Securities:  (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other actions contemplated by the Merger Agreement or would reasonably be expected to facilitate the Merger Agreement, the Merger and the other actions and transactions contemplated by the Merger Agreement, this Agreement or the Proxy (the “Merger Proposals”), (b) against any Acquisition Proposal between the Company and any Person other than Parent or Purchaser and (c) against any other action, agreement or proposal that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or which could reasonably be expected to otherwise impede, interfere with, delay, postpone or materially adversely affect the Merger or the other transactions contemplated by the Merger Agreement.

2.  Irrevocable Proxy.  Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which is coupled with an interest and shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein, which Proxy shall remain in effect until the Termination Date.

3.  Agreement to Retain Shares.

(a)           Restriction on Transfer.  Except pursuant to the terms of the Merger Agreement or otherwise provided in Section 3(c) of this Agreement, during the period from the date of this Agreement through the Termination Date, the Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.   Any Transfer of any Subject Securities in violation of this Section 3 shall be void and have no force or effect.

(b)           Restriction on Transfer of Voting Rights.  During the period from the date of this Agreement through the Termination Date, the Stockholder shall not:  (a) grant any proxy or power of attorney, deposit any of the Subject Securities into a voting trust or enter into a voting agreement or similar arrangement with respect to the Subject Securities except as provided in this Agreement; or (b) take any other action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement, the Merger Agreement and the other documents contemplated hereby and thereby respectively.

(c)           Permitted Transfers.  Section 3(a) shall not prohibit a Transfer of Subject Securities by the Stockholder upon the death of the Stockholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee (i) agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement and refrain from any and all Transfers of the Subject Securities, and (ii) delivers a Proxy to Parent in substantially the form of Exhibit A.

4.  Representations, Warranties and Covenants of Stockholder.  The Stockholder hereby represents and warrants to Parent as follows:

(a)           Due Authorization, Etc.  All consents, approvals, authorizations, filings  and orders necessary for the execution and delivery by the Stockholder of this Agreement and the Proxy have been obtained or made, and the Stockholder has legal capacity, power and authority to enter into this Agreement and the Proxy.  This Agreement and the Proxy have been duly and validly executed and delivered by the Stockholder and constitute valid and binding agreements or instruments of the Stockholder enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b)           No Conflict.  The execution and delivery of this Agreement and the Proxy by the Stockholder do not, and the performance of this Agreement and the Proxy by the Stockholder will not conflict with, violate or result in a breach of or constitute (with or without notice or the passage of time) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under (i) the organizational documents of the Stockholder, if any, (ii) any law, rule, regulation, order, decree or judgment applicable to the Stockholder, the Subject Securities held by the Stockholder or any of the Stockholder’s other properties or assets or (iii) any contract, indenture, guarantee, lease, mortgage, license or other agreement, instrument, obligation or undertaking of any kind to which Stockholder is a party or by which the Stockholder or any of its properties or assets are bound.

(c)           Title to Securities.  As of the date of this Agreement: (a) the Stockholder holds of record the outstanding Company Common Stock set forth under the heading “Stock Held of Record” on the signature page hereof; (b) the Stockholder holds the options and other rights to acquire shares of Company Common Stock set forth under the heading “Options and Other Rights” on the signature page hereof; (c) the Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) the Stockholder does not directly or indirectly Own any capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any capital stock or other securities of the Company, other than the stock and options, warrants and other rights set forth on the signature page hereof.  The Stockholder has voting power and power to issue instructions with respect to the matters set forth herein, power of disposition, power of conversion, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities with no limitations, qualifications or restrictions on such rights.  Except as permitted by this Agreement the Subject Securities are now and, at all times during the term hereof, the Subject Securities will be, held by the Stockholder or by a nominee or custodian for the benefit of the Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever.

(d)           Community Property.The Stockholder either (i) is not, and will not be during the term of this Agreement, subject to community property laws or (ii) has delivered a Community Property Waiver in the form of Exhibit B hereto with respect to each person who has or who may acquire community property rights in any of the Subject Securities.

(e)           Reliance by Parent.  The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(f)           Stop Transfer.  The Stockholder hereby agrees and covenants that it will not request that the Company register the transfer of any certificate or uncertificated interest representing any of the Subject Securities, unless such transfer is made in compliance with this Agreement.  In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of stock or the like other than pursuant to the Merger, the term “Subject Securities” will be deemed to refer to and include the Company Common Stock as well as all such stock dividends and distributions and any stock into which or for which any or all of the Subject Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

5.  Further Assurances.  From time to time and without additional consideration, the Stockholder shall (at the Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at the Stockholder’s sole expense) take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Agreement.

6.  Fiduciary Duties.  This Agreement is intended to bind the Stockholder only in his, her or its capacity as a stockholder of the Company and shall not prohibit the Stockholder from acting in his, her or its capacity as an officer or director of the Company in the manner required by the Stockholder’s fiduciary duties as an officer or director of the Company.

7.  Certain Definitions.  For purposes of this Agreement,

(a)           “Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

(b)           The Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Stockholder is the “beneficial owner” of such security within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)           “Person” means any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) Governmental Entity.

(d)           “Subject Securities” means: (i) all securities of the Company (including all Company Common Stock and all options, warrants and other rights to acquire Company Common Stock) Owned by the Stockholder as of the date of this Agreement, whether vested or unvested; and (ii) all additional securities of the Company (including all additional Company Common Stock and all additional options, warrants and other rights to acquire Company Common Stock), whether vested or unvested, of which the Stockholder acquires Ownership (regardless of the method by which Stockholders acquire Ownership) during the period from the date of this Agreement through the Termination Date.

(e)           “Termination Date” means the earlier to occur of the date (i) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement,  (ii) the Merger Agreement terminates in accordance with its terms or (iii) upon mutual written agreement of the parties hereto to terminate this Agreement.

(f)           A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, assigns, encumbers, transfers or disposes of, or grants an option, contract or other arrangement or understanding with respect to such security or any interest in such security to any Person other than Parent; (ii) consents to or enters into an agreement or commitment contemplating the offer for sale or sale, pledge, assignment, encumbrance, transfer or disposition of, or grant of an option, contract or other arrangement or understanding with respect to, such security or any interest therein to any Person other than Parent or Purchaser; (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security other than in connection with the Merger or (iv) offers to do any of the foregoing.

8.  Miscellaneous.

(a)           Assignment; Binding Effect.  Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by the Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon the Stockholder and the Stockholder’s heirs, estate, executors and personal representatives and the Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.  Without limiting any of the restrictions set forth in Section 3(a) or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred.  Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

(b)           Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached and in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

(c)           Waiver; Remedies Cumulative.  No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

(d)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without giving effect to principles of conflicts or choice of law.

(e)           Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)           Entire Agreement.  This Agreement and the Proxy constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by the party against whom enforcement is sought.

(g)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(h)           Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i)           Waiver of Jury Trial.  EACH OF PARENT, PURCHASER AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.

(j)           Descriptive Heading.  The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

The parties have caused this Agreement to be duly executed on the date first above written.

PARENT:

JDS UNIPHASE CORPORATION

By:
Name: Christopher S. Dewees
Title: Senior Vice President, Corporate Development and Chief Legal Officer

Address for notices:

JDS Uniphase Corporation 430 North McCarthy Boulevard Milpitas, CA 95035 Attn: Office of the Chief Legal Officer Facsimile: (408) 546-4350

PURCHASER:

LIGHT ACQUISITION CORP.

By:
Name: Christopher S. Dewees
Title: President and Secretary

Address for notices:

JDS Uniphase Corporation 430 North McCarthy Boulevard Milpitas, CA 95035 Attn: Office of the Chief Legal Officer Facsimile: (408) 546-4350

[SIGNATURE PAGE TO VOTING AGREEMENT]

STOCKHOLDER:

By:
Name:
Title:

Address for notices:

Company Common Stock Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of American Bank Note Holographics, Inc., a Delaware corporation (the “Company”), hereby irrevocably appoints each of Christopher S. Dewees and David W. Vellequette, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights expressly provided herein (to the full extent that the undersigned is entitled to do so) with respect to (i) the outstanding capital stock of the Company owned of record by the Stockholder as of the date of this Proxy, which shares are specified on the final page of this Proxy, and (ii) any and all other capital stock of the Company which the Stockholder may acquire on or after the date hereof.  The capital stock of the Company referred to in clauses “(i)” and “(ii)” of the immediately preceding sentence are collectively referred to as the “Shares”.  Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares.

This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith, by and among JDS Uniphase Corporation, a Delaware corporation (“Parent”), Light Acquisition Corp., a Delaware corporation (“Purchaser”) and the Stockholder, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), of even date herewith, by and among the Company, Parent and Purchaser.  As used herein, the term “Termination Date” means the earlier to occur of the date (i) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement,  (ii) the Merger Agreement terminates in accordance with its terms, or (iii) upon mutual written agreement of the parties hereto to terminate the Voting Agreement.  Unless otherwise provided, other capitalized terms used but not defined in this Agreement shall have the meaning given to such terms in the Merger Agreement.

Each of the attorneys and proxies named above is hereby authorized and empowered by the undersigned, at any time prior to the Termination Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares at every annual, special or adjourned meeting of the stockholders of the Company: (a) in favor of adoption of the Merger Proposals (as defined in the Voting Agreement), (b) against any Acquisition Proposal between the Company and any Person (as defined in the Voting Agreement) other than Parent or Purchaser and (c) against any other action, agreement or proposal that could reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or which could reasonably be expected to otherwise impede, interfere with, delay, postpone or materially adversely affect the Merger or the other transactions contemplated by the Merger Agreement.

This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Dated:  December ___, 2007

(Signature of Stockholder)

(Print Name of Stockholder)

Number of common stock of the Company owned of record as of the date of this Proxy:

EXHIBIT B

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:

Name of Stockholder

and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of December ____, 2007 by and among JDS Uniphase Corporation, a Delaware corporation, Light Acquisition Corp., a Delaware corporation, and the undersigned's spouse, __________________________.  The undersigned hereby agrees that the interest of the undersigned's spouse in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by the undersigned's spouse. The undersigned further agrees that the undersigned's community property interest in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement, and that such Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned's spouse to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned's spouse shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:

_____________________________
Name: